EX-99.2

                       Solication and Marketing Materials

Oregon Trail Financial Corp.
Proposed Holding Company for Pioneer Bank, FSB
Stock Information Center
2055 First Street
Baker City, Oregon
(541) xxx-xxxx

Stock Order Form
--------------------------------------------------------------------------------
Deadline The Subscription Offering ends at x:xx p.m., Pacific Time, on September xx, 1997. Your original Stock Order and Certification Form, property executed and with the correct payment, must be received at the address on the top of this form by this deadline, or it will be considered void.
--------------------------------------------------------------------------------

     (1) Number of Shares      Price Per Share      (2) Total Amount Due
     --------------------                           --------------------
                                  x $10.00 =        $
     --------------------                           --------------------

The mimumum number of shares that may be subscribed for is 25. The maximum individual subscription, when combined with exchange shares, is xx.xxx shares in the Subscription and Direct Community Offering.
--------------------------------------------------------------------------------
Method of Payment
(3) / / Enclosed is a check, bank draft or money order payable to Oregon Trail Financial Corp. for $____________ (or cash if presented in person).

(4) / / I authorize Pioneer Bank to make withdrawals from my Pioneer Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

               Account Number(s)                            Amount(s)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Total Withdrawal
                                                  ------------------------------


--------------------------------------------------------------------------------
(5) / / Check here if you are a director, officer or employee of Pioneer Bank or a member of such person's immediate family.
--------------------------------------------------------------------------------
(6) / / Associate - Acting in Concert

        Check here, and complete the reverse side of this form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Direct Community Offerings.
--------------------------------------------------------------------------------
(7) / / Purchaser Information (additional space on back of form)

 a. / / Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Pioneer Bank as of December 31, 1995. Enter information below for all deposit accounts that you had at Pioneer Bank on December 31, 1995

 b. / / Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Pioneer Bank as of XXXX 3x, 1997, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Pioneer Bank on XXXX 3x, 1997

 c. / / Other Member - Check here if you were a depositor of Pioneer Bank as of August xx, 1997, and borrowers of Pioneer Bank with loans outstanding as of XXXX XX, 1993 which continue to be outstanding as of August xx, 1997 but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Pioneer Bank on August xx, 1997

 d. / / Local Community - Check here if you are a permanent resident of xxxxxx counties, Oregon


     Account Title (Names on Accounts)                   Amount Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(8) Stock Registration
/ / Individual                / / Uniform Transfer on Minors          / / Partnership
/ / Joint Tenants             / / Uniform Gift to Minors              / / Individual Retirement Account
/ / Tenants in Common         / / Corporation                         / / Fiduciary/Trust (Under Agreement Dated ________________)

--------------------------------------------------------------------------------

Name                                    Social Security or Tax I.D
--------------------------------------------------------------------------------

Name                                    Social Security or Tax I.D.
--------------------------------------------------------------------------------

Street Address                          Daytime Telephone
--------------------------------------------------------------------------------

City           State     Zip Code       Evening Telephone
--------------------------------------------------------------------------------

/ / NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

     Check here if you are a member of the National Association of Securities Dealer, Inc. ("NASD") a person associated with an NASD member, a member of the immediate family of any such person to whom support such person contributes directly or indirectly, or the holder of am account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's interpretation with Respect to Free Riding and Withholding is available, you agree. If you have checked the NASD affiliation boat (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription on writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------

Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated August xx 1997 and I may not change or revoke my order once it is received by Oregon Trail Financial Corp. I also certify that this stock order is for my account and there is no agreement of understanding regarding any further sale or transfer of these shares Federal Regulation prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership subscription rights or the underlying securities to the account of another person. Pioneer Bank, FSB will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that:(1) the social security number or taxpayer identification number given above is correct: and
(2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest of dividend on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Signature THIS FORM MUST BE SIGNED AND DATED TWICE: here and on the Certification Form on the reverse hereof. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing as a custodian, corporate officer etc. include your full title. An additional signature is required only of payment is by withdrawal from an account that requires more than one signature to withdraw funds.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

--------------------------------------------------------------------------------
Signature                   Title (if applicable)              Date

--------------------------------------------------------------------------------
Signature                   Title (if applicable)              Date

--------------------------------------------------------------------------------
For Office               Date Rec'd ____/____/____         Order #_______
USE                      Check #______                     Category______
Batch #_______            Amount $________                 Deposit $________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Oregon Trail Financial Corp.
                Proposed Holding Company for Pioneer Bank, FSB

--------------------------------------------------------------------------------

Item (6) continued; Associate -- Acting in concert

            Associates listed on                Number of
             other stock orders               shares ordered
     ------------------------------------------------------------------

     ------------------------------------------------------------------

     ------------------------------------------------------------------

     ------------------------------------------------------------------

--------------------------------------------------------------------------------

Item (7) continued; Purchaser Information

         Account Tide (Names on Accounts)           Account Number
     ------------------------------------------------------------------

     ------------------------------------------------------------------

     ------------------------------------------------------------------

     ------------------------------------------------------------------

--------------------------------------------------------------------------------

Definition of Associate

The term "associate" of a person is defined to mean (i) any corporation or other organization (other than Oregon Trail Financial Corp. ("Holding Company"), Pioneer Bank, FSB ("Pioneer Bank"), or a majority owned subsidiary of Pioneer
Bank) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan or the Holding Company or Pioneer Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Holding Company or Pioneer Bank or any of their subsidiaries.

--------------------------------------------------------------------------------

                               CERTIFICATION FORM

             (This Certification Must Be Signed In Addition to the
                      Stock Order Form On Reverse Hereof)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF OREGON TRAIL FINANCIAL CORP. IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY PIONEER BANK, FSB OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Western Regional Acting Director, Charles A. Deardorf, at
(415) 616-1500.

I further certify that, before purchasing the shares of common stock of Oregon Trail Financial Corp., I received a copy of the Prospectus dated, August xx, 1997 which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 1 of the
Prospectus:

1. Recent Growth in Unseasoned Nature Agricultural, Commercial Business and Indirect Automobile Lending

2.   Certain Lending Risks

3.   Concentration of Credit Risk and Dependence on Agriculture

4.   Interest Rate Risk

5.   Competition

6.   Return on Equity After Conversion

7.   New Expenses Associated with ESOP and MRP

8.   Anti-takeover Considerations

9.   Possible Dilutive Effect of Benefit Programs

10.  Absence of Prior Market for the Common Stock

11.  Possible Increase in Estimated Price Range and Number of Shares Issued

12.  Possible   Adverse  Income  Tax   Consequences   of  the   Distribution  of
     Subscription Rights


------------------------------------      --------------------------------------
 Signature             Date                Signature             Date
------------------------------------      --------------------------------------

(Note: If stock is to be held jointly, both parties must sign)

[LOGO] KBW                                                         [LOGO]


                             Charles Webb & Company
                                  A Division of
                         KEEFE, BRUYETTE & WOODS, INC.



To Members and Friends of
Pioneer Bank, A Federal Savings Bank

--------------------------------------------------------------------------------

Charles Webb & Company, a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Pioneer Bank, A Federal Savings Bank ("Savings Bank ") in its conversion from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and the concurrent offering of shares of common stock by Oregon Trail Financial Corp., (the "Holding Company"), the newly formed corporation that will serve as the holding company for the Savings Bank following the conversion.

At the request of the Holding Company, we are enclosing materials explaining the conversion, including the opportunity to invest in shares of the Holding Company's common stock being offered to customers and the community through XXXX X, 1997. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws of your state.

If you have any questions, please visit our Stock Information Center at 2055 First Street, Baker City, Oregon, or feel free to call the Stock Information Center at (541) XXX-XXXX.

Very truly yours,


Charles Webb & Company





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


------------------Investment Bankers and Financial Advisors--------------------

XXXXX XX, 1997


Dear Friend:

     We are pleased to announce that Pioneer Bank, a Federal Savings Bank, ("Savings Bank") is converting from a federally chartered mutual savings bank to a federally chartered capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Oregon Trail Financial Corp., ("Holding Company") the newly-formed corporation that will serve as holding company for the Savings Bank, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion support and enhance the Savings Bank's current operations.

     Because we believe you may be interested in learning more about the Conversion, we are sending you the following materials which describe the stock offering.

     PROSPECTUS:   This  document  provides   detailed   information  about  the
     operations of the Holding Company and the Savings Bank and the proposed stock offering.

     QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this brochure.

     STOCK ORDER FORM AND CERTIFICATION FORM: This form is used to order stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is Noon, Pacific Time., XXXXX X, 1997.

     As a friend of the Savings Bank, you will have the opportunity to buy stock directly from Oregon Trail Financial Corp., in the Conversion without commission or fee. If you have additional questions regarding the Conversion and stock offering, please call us at (541) XXX-XXXX, Monday through Thursday from 10:00 a.m. to 5:00 p.m and Friday from 10:00 a.m. to 6:00 p.m. or stop by the Stock Information Center at 2055 First Street, Baker City, Oregon.

     We are pleased to offer you this opportunity to become a charter shareholder of Oregon Trail Financial Corp.

Sincerely,



Dan L. Webber
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

XXXXX XX, 1997


Dear Member:

     We are pleased to announce that Pioneer Bank, a Federal Savings Bank ("Savings Bank") is converting from a federally chartered mutual savings bank to a federally chartered capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Oregon Trail Financial Corp. ("Holding Company"), the newly-formed corporation that will serve as holding company for the Savings Bank, is offering shares of common stock in a subscription offering and community offering to certain of our depositors, to our Employee Stock Ownership Plan and certain members of the general public pursuant to a Plan of Conversion.

     To accomplish the Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

     Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy should be signed and returned to us prior to the Special Meeting scheduled for XXXX xx, 1997. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

     The Board of Directors of the Savings Bank believes that the Conversion is in the best interests of the Savings Bank and its members, offering a number of advantages, such as an opportunity for depositors and customers of the Savings Bank to become shareholders of the Holding Company. Please remember:

     o Your accounts at the Savings Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     o There will be no change in the balance, interest rate, or maturity of any of your deposit accounts or loans because of the Conversion.

     o You have the right, but no obligation, to buy stock before it is offered to the public.

     o Like all stock, stock issued by the Holding Company will not be insured by the FDIC.

     Enclosed also are materials describing the stock offering. We urge you to read these materials carefully. If you are interested in ordering the common stock of the Holding Company. you must submit your Stock Order Form/Certification Form, and payment prior to Noon, Pacific Time, XXXX XX, 1997.

     If you have additional questions regarding the stock offering, please call us at (541) XXX-XXXX, Monday through Thursday 10:00 a.m. to 5:00 p.m., and Friday from 10:00 a.m. to 6:00 p.m., or stop by the Stock Information Center located at 2055 First Street in Baker City, Oregon.

Sincerely,



Dan L. Webber
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

XXXX XX, 1997


Dear Member:

     We are pleased to announce that Pioneer Bank, a Federal Savings Bank ("Savings Bank") is converting from a federally chartered mutual savings bank to a federally chartered capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Oregon Trail Financial Corp. the newly-formed corporation that will serve as holding company for the Savings Bank, is offering shares of common stock in a subscription offering and community offering.

     Unfortunately, Oregon Trail Financial Corp., is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Pioneer Bank, a Federal Savings Bank.

     However, as a member of the Savings Bank, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on XXXXX XX, 1997. Therefore, enclosed is a Proxy Card, a Proxy Statement (which includes the Notice of the Special Meeting), Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

     I invite you to attend the Special Meeting on XXXXX XX, 1997. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Dan L. Webber
President and Chief Executive Officer

XXXX XX, 1997


Dear Prospective Investor:

     We are pleased to announce that Pioneer Bank, a Federal Savings Bank ("Savings Bank"), is converting from a federally chartered mutual savings bank to a federally chartered capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Oregon Trail Financial Corp., ("Holding Company") the newly-formed corporation that will serve as the holding company for the Savings Bank, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will support and enhance the Savings Bank's current operations.

     We have enclosed the following materials to help you learn more about the Conversion. Please read and review the materials carefully.

     PROSPECTUS:   This  document  provides   detailed   information  about  the
     operations of the Holding Company and the Savings Bank and the proposed stock offering.

     QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this brochure.

     STOCK ORDER FORM AND CERTIFICATION FORM: This form is used to order stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is Noon., Pacific Time, XXXX XX, 1997.

     We invite our loyal customers and local community members to take advantage of the opportunity to become charter shareholders of Oregon Trail Financial Corp. Through this offering you have the opportunity to buy stock directly from Oregon Trail Financial Corp., without commission or fee. The Board of Directors and management of the Savings Bank fully support the stock offering.

     If you have additional questions regarding the Conversion and stock offering, please call us at (541) XXX-XXXX, Monday through Thursday from 10:00 a.m. to 5:00 p.m. or Friday from 8:00 a.m. to 6:00 p.m., or stop by the Stock Information Center located at 2055 First Street in Baker City, Oregon.


Sincerely,



Dan L. Webber
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FACTS ABOUT CONVERSION

The Board of Directors of Pioneer Bank, a Federal Savings Bank ("Savings Bank") unanimously adopted a Plan of Conversion (the "Conversion") to convert from a federally chartered mutual savings bank to a federally chartered capital stock savings bank.

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in Oregon Trail Financial Corp., (the "Holding Company"), the newly formed corporation that will serve as the holding company for the Savings Bank, following the Conversion..

Investment in the stock of the Holding Company involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS THE SAVINGS BANK CONVERTING TO STOCK FORM?
--------------------------------------------------------------------------------
The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of stock, the Holding Company will raise additional capital to enable the Savings Bank to:

     o    support and expand its current financial and other services.

     o allow customers and friends the opportunity to purchase stock and share in the Holding Company's and the Savings Bank's future.


WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.


WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?
--------------------------------------------------------------------------------
Certain past and present depositors of the Savings Bank, the Savings Bank's Employee Stock Ownership Plan and members of the general public.


HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
The Holding Company is offering up to 3,806,500 shares of common stock, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.


HOW MUCH STOCK MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares. No person alone may purchase more than $225,000 of the common stock issued in the Conversion. No person together with associates of and persons acting in concert with such person, may purchase more than $380,650 of the common stock issued in the Conversion.


DO MEMBERS HAVE TO BUY STOCK?
--------------------------------------------------------------------------------
No. However, the Conversion will allow the Savings Bank's depositors an opportunity to buy stock and become charter shareholders of the Holding Company for the local financial institution with which they do business.


HOW DO I ORDER STOCK?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order Form/Certification Form. Instructions for completing your Stock Order Form/ Certification Form are contained in this packet. Your order must be received by Noon, Pacific Time, on XXXXX xx, 1997.


HOW MAY I PAY FOR MY SHARES OF STOCK?
-------------------------------------------------------------------------------
First, you may pay for stock by check, cash or money order. Interest will be paid by the Savings Bank on these funds at the passbook rate, which is currently ___% per annum, from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your savings account or certificate of deposit at the Savings Bank for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion.


CAN I PURCHASE SHARES USING FUNDS IN MY SAVINGS BANK IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of conversion stock from your existing Savings Bank IRA account. To accommodate our depositors, however, we have made arrangements with an outside trustee to allow such purchases. Please call our Stock Information Center for additional information.


WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------
No.  Like any other stock, the Holding Company's stock will not be insured.


WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------
The Holding Company's Board of Directors anticipates declaring and paying quarterly cash dividends at an annual rate of 2%, or $0.20 per share based on the $10.00 initial offering price. The first quarterly cash dividend is expected to be declared and paid during the first full quarter following the consummation of the Conversion. No assurances can be given, however, whether any dividends will be declared or paid or if declared and paid, the amount that would be paid.


HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------
The Holding Company's stock will trade on the Nasdaq National Market under the symbol "OTFC". However, no assurance can be given that an active and liquid market will develop.


ARE OFFICERS AND DIRECTORS OF THE SAVINGS BANK PLANNING TO PURCHASE STOCK?
--------------------------------------------------------------------------------
Yes! The Savings Bank's officers and directors plan to purchase, in the aggregate, $2.2 million worth of stock or approximately 5.8% of the stock offered at the maximum of the offering range.


MUST I PAY A COMMISSION?
------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares in the Conversion.


SHOULD I VOTE?
-------------------------------------------------------------------------------
Yes.  Your "YES" vote is very important!


PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!


WHY DID I GET SEVERAL PROXY CARDS?
-------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.


HOW MANY VOTES DO I HAVE?
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Your  proxy  card(s)  show(s)  the  number of votes you  have.  Every  depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date but no more than 1,000 votes. These voting rights are established by the Savings Bank's charter.


MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
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Yes, but we would still like you to sign and mail your proxy card, today. If you decide to revoke your proxy you may do so by executing and delivering a subsequently dated proxy card or by giving notice at the special meeting.


FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN 10:00 A.M. AND 5:00 P.M. MONDAY THROUGH THURSDAY OR BETWEEN 10:00 A.M. AND 6:00 P.M. FRIDAY.


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                     STOCK INFORMATION CENTER (541) XXX-XXXX
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                          Oregon Trail Financial Corp.
                                2055 First Street
                            Baker City, Oregon 97814
                              Phone (541) xxx-xxxx

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STOCK OFFERING QUESTIONS
AND ANSWERS
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Oregon Trail Financial Corp.











THE SHARES OF STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


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                                   STOCK GRAM


We are pleased to announce that Oregon Trail Financial Corp. ("Holding Company"), the proposed Holding Company for Pioneer Bank, a Federal Savings Bank ("Savings Bank"), is offering shares of common stock in a subscription and community Offering. The sale of stock in connection with the offering will support and enhance the Savings Bank's current franchise.

We previously mailed to you a Prospectus providing detailed information about the operations of the Holding Company and the Savings Bank and the proposed stock offering. We urge you to read this carefully.

We invite our loyal customers and community members to take advantage of the opportunity to become shareholders of Oregon Trail Financial Corp., (the proposed Holding Company for Pioneer Bank, a Federal Savings Bank). If you are interested in purchasing the common stock of Oregon Trail Financial Corp., you must submit your Stock Order Form/Certification Form and payment prior to Noon, Pacific Time, Baker City, Oregon, on XXXXX XX, 1997.

Should you have additional questions regarding the stock offering or need additional materials, please call the Stock Information Center at (541) XXX-XXXX or stop by the Stock Information Center at 2055 First Street in Baker City.



The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.


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                                   PROXY GRAM

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Pioneer Bank, a Federal Savings Bank from a federally chartered mutual savings bank to a federally chartered capital stock savings bank.

Your vote on our Plan of Conversion has not yet been received. Failure to Vote has the Same Effect as Voting Against the Conversion.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommend you vote "FOR" the Conversion.

PIONEER BANK, A FEDERAL SAVINGS BANK
Baker City, Oregon

Dan L. Webber
President and Chief Executive Officer

If you mailed the proxy, please accept our thanks and disregard this request. For further information call (541) XXX-XXXX.

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The shares of common  stock being  offered are not savings  accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

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